Exhibit 26 (k)
                    Opinion and Consent of Joseph P. DeCresce



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To Whom It May Concern:

I hereby consent to the reference to my name under the caption "Legal Matters" in the Statement of Additional Information contained in Pre-Effective Amendment No. 1 to the Registration Statement on Form N-6 (File No. 333-119919) filed by Phoenix Life Variable Universal Life Account with the Securities and Exchange Commission under the Securities Act of 1933.

As Counsel to the depositor, I am familiar with the variable life policy, Phoenix Express VUL, which is the subject of this Form N-6 registration statement.

In connection with this opinion, I have reviewed the contracts, the registration statement, the charter and by-laws of the company, relevant proceedings of the Board of Directors, and the provisions of New York insurance law relevant to the issuance of the Contracts.

Based upon this review, I am of the opinion that the contracts, when issued, will be validly issued, and will constitute a legal and binding obligation of Phoenix Life Insurance Company.

Very truly yours,



/s/ Joseph P. DeCresce
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Joseph P. DeCresce
Counsel
Phoenix Life Insurance Company




Dated: February 9, 2005